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                                    EXHIBIT 5

                     AGREEMENT TO FILE A JOINT SCHEDULE 13D


     This Agreement to File a Joint Schedule 13D is entered into by and between Joseph Teresi, the Joseph Teresi 1998 Irrevocable Trust and Monte L. Miller on the 8th day of January 1999.

     Joseph Teresi, the Joseph Teresi 1998 Irrevocable Trust and Monte L. Miller hereby agree to jointly prepare and file an Amendment No. 2 to Schedule 13D to report the January 4, 1999 transfer of 6,993,507 shares of Easyriders, Inc. common stock from the Joseph Teresi 1998 Irrevocable Trust to Joseph Teresi, and other related information required by Schedule 13D and the related rules and regulations.



                                          /s/ Joseph Teresi
                                          -----------------------------------
                                          Joseph Teresi



                                          /s/ Monte L. Miller
                                          -----------------------------------
                                          Monte L. Miller, Individually and
                                          as Trustee of the JOSEPH TERESI
                                          1998 IRREVOCABLE TRUST